UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2009 (October 28, 2009)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-22537-01 (Commission File Number)	23-2215075 (IRS Employer Identification No.)

Philadelphia and Reading Avenues,
Boyertown, PA 19512
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 822-3321

N/A
(Former Name or Former Address, if Changed Since Last Report)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry Into a Material Definitive Agreement

TARP Restriction Agreements

As previously reported, in December 2008, as part of the U.S. Treasury’s Capital Purchase Program Troubled Asset Relief Program (the “TARP CPP”), National Penn Bancshares, Inc. (“National Penn”) issued $150 million of senior preferred stock, and related common stock purchase warrants to the U.S. Treasury.  Certain provisions of the American Reinvestment and Recovery Act of 2009 (the “Recovery Act”), and certain rules issued by the U.S. Treasury implementing the Recovery Act, including the TARP Interim Final Rules, require TARP CPP participants, including National Penn to adopt certain restrictive standards for executive compensation and corporate governance during the period in which the U.S. Treasury holds the TARP program participant’s stock (the “TARP Compliance Period”).  Also as previously reported, Messrs. Bruce G. Kilroy and Paul W. McGloin (the “Officers”), each entered into a CPP Clawback and Parachute Restriction Agreement (each a “Clawback Agreement”) with National Penn on December 10, 2008, which imposed certain restrictions on the Officer’s compensation.

In connection with the announcement of the retirements of each of the Officers, as described in Item 5.02 of this Report, on October 30, 2009 and November 2, 2009, respectively, Messrs. Kilroy and McGloin entered into a TARP Restriction Agreement with National Penn (each a “Restriction Agreement”).  Each Restriction Agreement provides that during any time period when the Officer is classified by National Penn as either a “senior executive officer” or one of the top 5 “most highly compensated employees” (in each case, as defined in the TARP Interim Final Rules) (1) that any bonus or incentive compensation paid to the Officer will be subject to recovery by National Penn if the payments were based on financial statements or performance metric criteria that are later proven to be materially inaccurate; (2) that the Officer agrees to forfeit any payments to which he may be entitled resulting from the Officer’s departure from National Penn or from a “change in control” of National Penn; and (3) that the Officer agrees to forfeit any reimbursement by National Penn of any taxes owed to the Officer with respect to any compensation.  Each Restriction Agreement also provides that during any time period when the Officer is classified by National Penn as a senior executive officer or one of the top 20 most highly compensated employees, clauses (2) and (3) of the preceding sentence will apply to the Officer.  During any time period the Officer is classified by National Penn as one of the top 5 most highly compensated employees the Officer will forfeit the payment or accrual of any bonuses or retention awards accrued after June 15, 2009, except for certain restricted stock.

Finally, each Restriction Agreement provides that if the Officer’s employment is terminated, at the option of the Officer, National Penn agrees to enter into a Consulting and Noncompetition Agreement with the Officer.  Each Restriction Agreement terminates the Clawback Agreement referred to above.

Copies of the Restriction Agreements are included as exhibits to this current report on Form 8-K as Exhibit 10.1 and Exhibit 10.2 and are incorporated by reference into this Item 1.01.  The foregoing summary of certain provisions of these documents is qualified in its entirety by reference to the complete copies of these documents included to this current report on Form 8-K.

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Kilroy and McGloin

On October 28, 2009, National Penn announced the retirement of Group Executive Vice President Bruce G. Kilroy and Group Executive Vice President Paul W. McGloin, each retirement effective as of December 31, 2009.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

10.1	TARP Restriction Agreement dated October 30, 2009 between National Penn and Bruce G. Kilroy

10.2	TARP Restriction Agreement dated November 2, 2009 between National Penn and Paul W. McGloin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

By: /s/Glenn E. Moyer
Name: Glenn E. Moyer
Title: President and CEO

Dated: November 3, 2009

EXHIBIT INDEX

Exhibit Number	Description

10.1	TARP Restriction Agreement dated October 30, 2009 between National Penn and Bruce G. Kilroy

10.2	TARP Restriction Agreement dated November 2, 2009 between National Penn and Paul W. McGloin